Exhibit 10.3

GUARANTY AND PLEDGE AGREEMENT

This GUARANTY made and dated as of June 27, 2008, by

FIVE STAR PRODUCTS, INC., a corporation of the State of Delaware with its principal corporate place of business at 10 East 40th Street, Suite 3110, New York, New York 10016 (hereinafter referred to as "GUARANTOR")

in favor of

BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, with offices at 335 Madison Avenue, 6th Floor, New York, New York 10017 (hereinafter referred to as called "LENDER")

WITNESSES THAT:

(1)                      WHEREAS, FIVE STAR GROUP, INC., a corporation of the State of Delaware with its principal corporate place of business at 903 Murray Road, P.O. Box 1960, East Hanover, Morris County, New Jersey (hereinafter referred to as "BORROWER") and LENDER are parties to a certain Loan and Security Agreement dated even date herewith (such certain Loan and Security Agreement being called the "Loan Agreement" in this Guaranty and such term being more fully defined in Article I below);

(2)                      WHEREAS, pursuant to the Loan Agreement, BORROWER has obtained the benefits of a $35,000,000 revolving loan facility (called the "Revolving Loan" in this Guaranty and more fully defined in Article I below) from LENDER; and

(3)                      WHEREAS, it is a condition of the obligation of LENDER to execute the Loan Agreement and to extend to BORROWER the benefits of the Revolving Loan that this Guaranty shall have been executed and shall be in full force and effect; and

(4)                      WHEREAS, GUARANTOR desires that LENDER enter into the Loan Agreement and extend the Revolving Loan to BORROWER as aforesaid and, as a result, executes this Guaranty as an inducement to LENDER to do so;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, GUARANTOR does hereby covenant and warrant to LENDER as follows:

ARTICLE I

DEFINITIONS

Section 1.1        Definitions.

(a)           The terms "BORROWER", "GUARANTOR" and "LENDER" shall have the meanings given those terms in the Preamble and Preliminary Statements of this Guaranty.

(b)           "Collateral" shall mean all property, whether real, personal or mixed, or tangible or intangible, now or at any time hereafter given to secure the Liabilities by GUARANTOR or by BORROWER. In all cases, the term "Collateral" includes but is not limited to Collateral (as defined in the Loan Agreement) and products and Proceeds (as defined in the Uniform Commercial Code) thereof.

(c)           "Loan Agreement" is a collective term which means (1) that certain Loan and Security Agreement dated even date herewith between LENDER and BORROWER and (2) all extensions, modifications (including without limitation modifications increasing or decreasing the amount of the Revolving Loan), refinancings, renewals, substitutions, replacements and/or redatings of such certain Loan and Security Agreement.

(d)           "Loan Documents" means this Guaranty, the Loan Agreement, the Revolving Note, the Subordination Agreement, UCC-1 financing statements and other documents required under the Loan Agreement or related thereto and hereto and  all extensions, modifications, refinancings, renewals, substitutions, replacements and/or redatings of any of the foregoing.

(e)           "Pledged Property" shall have the meaning given that term in Section 3.1 below.

(f)            The terms "Advances", “Lending Formula”, "Liabilities", "Materially Adverse Effect", "Revolving Loan" and "Revolving Note" and all other capitalized words and terms not defined herein shall have the respective meanings and shall be construed herein as provided in the Loan Agreement.

Section 1.2        Incorporation of Loan Agreement.  Any reference to a provision of the Loan Agreement shall be deemed to incorporate that provision herein.

ARTICLE II

COVENANTS AND AGREEMENTS

Section 2.1        The Guaranty.

(a)           GUARANTOR hereby unconditionally and irrevocably guarantees to LENDER as a primary obligor and not as a mere surety each and all of the following:

(1)
BORROWER's aforementioned indebtedness in the principal sum of THIRTY-FIVE MILLION AND NO/100 ($35,000,000.00) DOLLARS, lawful money of the United States, due under the Revolving Loan and the Revolving Note (including all Advances, re-Advances, borrowings and re-borrowings under the Revolving Loan and the Revolving Note), and  all extensions, modifications (including without limitation modifications increasing or decreasing the amount thereof), refinancings, renewals, substitutions, replacements and/or redatings thereof, to be repaid with interest thereon as provided in the Revolving Note;

(2)
the payment of Advances, re-Advances, borrowings and re-borrowings made from time to time by LENDER to BORROWER not in compliance with the Lending Formula described and defined in Article II of the Loan Agreement and/or not in compliance with the "loan value" requirements of Article II of the Loan Agreement, and the interest thereon;

(3)
the payment of Advances, re-Advances, borrowings and re-borrowings made from time to time by LENDER to BORROWER over and above any monetary limitation on the Revolving Loan and over and above any other lending limitation contained in the Loan Agreement, and the interest thereon;

(4)	the payment of all Liabilities;

(5)
BORROWER’s obligation to indemnify LENDER from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which LENDER may incur (or which may be claimed against LENDER by any person or entity whatsoever) by reason of or in connection with the execution and delivery of, or payment or failure to pay under the Revolving Loan and/or the Loan Agreement;

(6)
all other indebtedness, liabilities and obligations owing, arising, due and payable from BORROWER to LENDER of every kind or nature, whether absolute or contingent, due or to become due, joint or several, liquidated or unliquidated, matured or unmatured, primary or secondary, now existing or hereafter incurred, purchase money or nonpurchase money, arising under the Loan Agreement or any of the other Loan Documents, regardless of the form or purpose of such indebtedness, liabilities or obligations, including, without limitation, all interest, commissions, checking account overdrafts, bank overdrafts, charges, expenses, attorneys' fees and obligations which BORROWER may have (under contract or any applicable law) to reimburse LENDER in connection with any hedge contract, foreign exchange contract, letter of credit, indemnity or guaranty issued by LENDER to BORROWER or for BORROWER's benefit pursuant hereto;

(7)	the amount due upon any notes or other obligations given to, or received by, LENDER on account of any of the foregoing; and

(8)
the performance and fulfillment by BORROWER of all the terms, conditions, promises, covenants and provisions contained in the Loan Agreement and the other Loan Documents to which BORROWER is a party, whether now existing or hereafter arising or created.

(b)           The liability of GUARANTOR hereunder shall not be limited in any way. The continuing liability of GUARANTOR shall not be affected by nor shall anything herein contained be deemed to be a limitation on the nature or the amount of loans or Advances now or hereafter made by LENDER to BORROWER.

(c)           All payments by GUARANTOR shall be paid in lawful money of the United States of America.  Each and every default in payment of the principal of, and premium, if any, and interest on the Revolving Loan and the other Liabilities shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

(d)           The obligations of GUARANTOR under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of BORROWER in respect of the Liabilities is rescinded or must be otherwise restored by any holder of any of the Liabilities, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and GUARANTOR agrees that it will indemnify LENDER on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by LENDER in connection with any such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.  The provisions of this subsection shall survive the termination of this Guaranty.

Section 2.2        Unconditional Nature of Guaranty.

(a)           The obligations of GUARANTOR under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire principal of, and premium, if any, and interest on the Revolving Loan and the other Liabilities shall have been paid.

(b)           The aforesaid obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or consent of GUARANTOR:

(1)
the compromise, settlement, release, change, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, duties, covenants or agreements of any party under the Loan Documents;

(2)	the failure to give notice to GUARANTOR of the occurrence of an Event of Default under the terms and provisions of the Loan Documents;

(3)	the waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Loan Documents;

(4)	the extension of the time for any of the following:

(A)	the payment of the principal of, premium, if any, or interest due on the Revolving Loan; or

(B)	the payment of any other Liabilities; or

(C)	the performance of any other obligations, covenants or agreements of any person or entity under or arising out of the Loan Documents;

(5)
the extension, modification (including without limitation any modification increasing or decreasing the amount of any debt), refinancing, renewal, substitution, replacement, and/or redating of any Loan Documents or the extension, renewal, modification or waiver of the performance of any obligation thereunder;

(6)	the taking or the omission of any of the actions referred to in the Loan Documents;

(7)	the release (whether with or without consideration), impairment, failure to perfect a security interest in, exchange, surrender, substitution or modification of any of the Collateral;

(8)	any failure, omission or delay on the part of LENDER to enforce, assert or exercise any right, power or remedy conferred on it in the Loan Documents or any other action or acts on the part of LENDER;

(9)
the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or, other similar proceedings which affect any of the following:

(A)           BORROWER; or

(B)           GUARANTOR; or

(C)           any assets of the foregoing;

(10)	any allegation of invalidity or any contest of the validity of any of the Loan Documents in any proceeding;

(11)	the default or failure of BORROWER or GUARANTOR fully to perform any of the obligations set forth in the Loan Documents;

(12)	any lack of validity or enforceability of any of the Loan Documents;

(13)	any amendment or waiver of or any consent to departure from all or any of the Loan Documents;

(14)
the existence of any claim, setoff, defense or other rights which BORROWER or GUARANTOR may have at any time against any person whether in connection with this Guaranty, the other Loan Documents or any unrelated transactions; or

(15)	any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 2.3        Events of Default.  An "Event of Default" hereunder shall exist if an Event of Default (as that term is defined in the Loan Agreement) occurs under the Loan Agreement.

Section 2.4        Remedies and Actions.

(a)           Upon the occurrence of an Event of Default hereunder, LENDER may proceed directly against GUARANTOR. This is a guaranty of payment and not a guaranty of collection, and upon the occurrence of an Event of Default hereunder, this Guaranty may be enforced directly against GUARANTOR (1) without first proceeding against BORROWER or (2) without first proceeding against any collateral, pledged or assigned as security for the payment of the principal of and interest on the Liabilities (whether or not such collateral is pledged or assigned under the Loan Agreement, under this Guaranty or otherwise) or (3) without first proceeding against or exhausting any other remedies which LENDER may have or (4) without first resorting to any other security held by LENDER, regardless of by whomsoever given.

(b)           (1)           Upon the occurrence of an Event of Default, LENDER may immediately, and without notice or other action, set-off and apply against the Liabilities (A) the balance of every deposit account, now or hereafter existing, of GUARANTOR with LENDER, or any of LENDER's agents or any bank affiliated with LENDER or in transit to any of them and/or (B) all money, instruments, securities, documents, credits, claims, and other property of GUARANTOR, now or hereafter in the possession or custody of LENDER, or any of LENDER's agents or in transit to any of them and/or (C) any sum now or hereafter owed by LENDER, or any of LENDER's agents in any capacity to GUARANTOR whether due or not and/or (D) all additions, substitutions, replacements, and increments to the above-listed collateral, as well as proceeds of all of the above-listed collateral in whatever form, including cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance or condemnation awards.

(2)           ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE REVOLVING LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO THE FOREGOING, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.  LENDER may do the foregoing even though some or all of the Liabilities may be unmatured and regardless of the adequacy of any other Collateral securing the Liabilities.  LENDER shall be deemed to have exercised such right of set-off and to have made a charge against any such sum immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto.

(c)           The rights of LENDER under this Article are in addition to all other remedies, statutory and otherwise, which are available to it at law or in equity or otherwise and whether or not under the terms of any of the other Loan Documents.

Section 2.5        Delay of Subrogation Rights.

(a)           GUARANTOR shall not be subrogated, in whole or in part, to the rights of any person in the Loan Documents until all of the Liabilities shall have first been paid in full.

(b)           GUARANTOR shall not exercise rights (whether of contribution, indemnification or otherwise) it may have against BORROWER until all of the Liabilities shall have first been paid in full.

Section 2.6        Waiver of Notice of Acceptance and Reliance.  GUARANTOR hereby expressly waives notice of acceptance and reliance on this Guaranty.

Section 2.7        Waiver of Demand and Notices.

(a)           GUARANTOR hereby expressly waives diligence, demand, presentment, protest, any requirement that any right or power be exhausted or any action be taken against BORROWER or against any Collateral.

(b)           GUARANTOR also waives the right to receive any and all notices (including but not limited to notice of non-payment by BORROWER or by anyone else, and also including but not limited to notice of dishonor, protest, or otherwise) with respect to the Liabilities, unless such notice is specifically required herein.

Section 2.8        Claims Against BORROWER and LENDER.   No set-off, counter-claim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by GUARANTOR of its obligations hereunder) which GUARANTOR may have or assert against BORROWER and/or against LENDER shall be available hereunder to, or shall be asserted by, GUARANTOR against LENDER in any action arising out of the transactions contemplated hereby or out of any of the documents or instruments referred to herein.

Section 2.9        Payment of Costs.  GUARANTOR agrees to pay all reasonable costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by LENDER in enforcing or attempting to enforce this Guaranty following any default on the part of GUARANTOR hereunder, whether the same shall be enforced by suit or otherwise.

ARTICLE III

SECURITY

Section 3.1        Pledge of Stock.

(a)           To secure its obligations under this Guaranty, GUARANTOR hereby creates in favor of LENDER and hereby grants to LENDER and hereby pledges to LENDER a continuing first pledge and security interest in the entirety of GUARANTOR's interest in each and all of the following (all the following being a part of the "Pledged Property" defined below):

(1)           100 shares of capital stock owned by GUARANTOR in BORROWER, a copy of the certificate evidencing such shares being attached hereto as Exhibit "A";

(2)           any additional shares of capital stock in BORROWER that may hereafter be pledged by GUARANTOR to LENDER;

(3)           any and all interest, stock rights, rights to subscribe, dividends, stock dividends, dividends paid in stock, liquidating dividends, new securities, and other property to which GUARANTOR may become entitled by reason of the ownership of the properties described in the preceding subsections of this Paragraph;

(4)           any stock dividends, reclassifications, adjustments, or other changes made during the term of the Loan Agreement in the capital structure of BORROWER of any of the property described in the foregoing provisions of this Paragraph (whether such change in capital structure is by way of reorganization, recapitalization, share split-up, combination of shares, merger, transfer, or consolidation), together with all new, additional, or substituted shares for securities of whatever class, issued with respect to any of the property described in the foregoing provisions of this Paragraph by reason of such change;

(5)           all additions thereto and replacements and substitutes therefor, whether or not left in the possession of LENDER and whether or not otherwise mortgaged or pledged to LENDER;

(6)           warrants, options, or other rights with respect to any of the foregoing property described in this Paragraph issued to GUARANTOR during the term of the Loan Agreement, as from time to time extended or amended, and to the extent that GUARANTOR exercises any such warrants, option, or right, all new stock or securities received upon exercise thereof; and

(7)           any Proceeds of the Pledged Property.

(b)           GUARANTOR covenants and warrants that it will perform or cause to be performed any and all reasonable steps requested by LENDER to create and maintain in LENDER's favor a valid first lien on and first security interest in and pledge of the Pledged Property, including, without limitation, the execution, delivery, filing and recording of brokerage agreements, assignments of brokerage agreements, stock transfer authorizations, stock transfer powers, financing statements and continuation statements, supplemental security agreements, notes and any other documents necessary, in the opinion of LENDER, for perfecting the liens and security interests granted to LENDER hereunder, correcting any inadequate or incorrect description of the Pledged Property or carrying out the intention of or facilitating the performance of any term, covenant or condition hereof.  In the event GUARANTOR fails to abide by this Section or in the event that LENDER in its sole discretion believes time is of the essence, LENDER may execute all of the above instruments on behalf of GUARANTOR.

(c)           Not in limitation of the foregoing, GUARANTOR agrees to deliver executed but undated transfer powers (hereinafter the "Security Transfer Authorizations", copies of which are attached hereto as Exhibit "B") relating to the Pledged Property.

(d)           Whenever an Event of Default has occurred and is continuing, LENDER may do any or all of the following at the same time or at different times:

(1)           To the extent LENDER has not already done so, LENDER may proceed with or without judicial process to take immediate possession of the Pledged Property or any part thereof not already in the possession of LENDER and wherever the same may be found. GUARANTOR agrees to pay all costs and expenses of LENDER in the collection of the Liabilities and enforcement of LENDER's rights hereunder, including, without limitation, LENDER's reasonable attorney's fees. GUARANTOR agrees that upon receipt of notice of LENDER's intention to take possession of all or any part of the Pledged Property, GUARANTOR will do everything reasonably necessary to make same available to LENDER.

(2)           To the extent LENDER has not already done so, LENDER may transfer any and all Pledged Property into its name or that of its nominee and may receive the income and any distributions thereon and either hold the same as Collateral for the Liabilities or apply the same to any defaulted one of the Liabilities.

(3)           (A)           LENDER may, to the extent that it has not already done so, date and otherwise complete the Security Transfer Authorizations.

(B)           By use of the executed Security Transfer Authorizations, LENDER may cause the Pledged Property pledged hereunder to be transferred upon the books of BORROWER or the books of the broker holding such Pledged Property in such manner as LENDER, its nominees or its assigns may determine, and GUARANTOR hereby gives full authority to such entity to make such transfers.

(4)           LENDER or its nominee may, but shall not be obligated to, demand, sue for, collect, receive and hold as Pledged Property any or all interest, dividends and income thereon. In addition, if any securities are held in the name of LENDER or its nominee, LENDER may exercise all voting and other rights pertaining thereto as if LENDER were the absolute owner thereof.

(5)           Notwithstanding the foregoing, LENDER shall not be obligated to demand payment of, protest, or take any steps necessary to preserve any rights in the Pledged Property against prior parties, or to take any action whatsoever in regard to the Pledged Property, all of which GUARANTOR assumes and agrees to do.

(6)           LENDER may sell the Pledged Property in such commercially reasonable manner and for such commercially reasonable price as LENDER deems appropriate without any liability for any loss due to decrease in the market value of the Pledged Property during the period held or due to decrease in value because of the terms of sale.

(7)           (A)           LENDER shall have the right to purchase all or any part of the Pledged Property at a public sale conducted in accordance with the provisions of the Uniform Commercial Code or at a sale through a licensed broker.

(B)           LENDER shall give GUARANTOR prior notice of any such sale. Such notice shall be deemed reasonable and properly given if it specifies the time, date and place of the intended disposition and briefly describes the method of the intended disposition and it is given to GUARANTOR in the manner specified in Section 6.2 at least 15 days before any such disposition.

(8)           (A)           GUARANTOR recognizes and agrees that, because of the Securities Act of 1933, as amended (hereinafter referred to as the "Securities Act"), or any other law or regulation, and for other reasons, there may be legal and/or practical restrictions or limitations affecting LENDER in any attempt to dispose of all or certain portions of the Pledged Property and for enforcement of its rights. For these reasons, LENDER is authorized by GUARANTOR, but not obligated, to sell all or any part of the Pledged Property at private sale, subject to investment letter, or in any other manner which will not require the Pledged Property, or any part thereof, to be registered in accordance with the Securities Act of 1933, or the rules and regulations promulgated thereunder, or any other laws or regulations, or which will permit the Pledged Property to be sold in a manner which will not violate any applicable laws or regulations, at the best price reasonably obtainable by LENDER at such private sale or other disposition in the manner mentioned above.

(B)           GUARANTOR understands that LENDER may, in its sole and absolute discretion, approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Property, or any part or parts thereof, than that which would otherwise be obtainable if same were either offered to a large number of potential purchasers, or registered and sold in the open market.

(C)           LENDER agrees that such private sales shall be made in a commercially reasonable manner and that LENDER has no obligation to delay sale of any Pledged Property to permit the issuer thereof to register it for public sale under any applicable federal or state securities law.

(D)           No sale of the Pledged Property shall be made hereunder without prior notice from LENDER to GUARANTOR. Such notification shall be deemed reasonable and properly given if it specifies the time, date and place of the intended disposition and briefly describes the method of the intended disposition and it is given to GUARANTOR in the manner specified in Section 6.2 at least 15 days before any such disposition.

(9)           If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of all or any part of the Pledged Property, GUARANTOR will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same and otherwise cooperate with LENDER.

(10)           In the event that LENDER determines that a sale of the Pledged Property by private sale, as more fully set forth above, is not in LENDER's best interest, then GUARANTOR, at its own cost and expense, and the request of LENDER, shall use its best efforts necessary on its own part or on the part of any officers of the issuer of the Pledged Property, to execute or do any such actions as may reasonably be required to permit LENDER to comply with the Securities Act, state securities or "Blue Sky" laws, or any other federal, state or local law, statute or regulation, necessary to permit the sale of the Pledged Property by LENDER.  The laws, rules and regulations set forth above are by way of example only and may not be limited, as to GUARANTOR's duties, in any way.

(11)           The proceeds of any sale shall be applied in the following order:  first, to pay all costs and expenses of every kind for care, safekeeping, collection, sale, foreclosure, delivery, or otherwise respecting the Pledged Property (including expenses incurred in the protection of LENDER's title to or lien upon or right in any of the Pledged Property, reasonable expenses for legal services of any kind in connection therewith or in making any such sale or sales, insurance, commission for sale, and guaranty); then to the Liabilities in the order selected by LENDER in its discretion and, to the extent any proceeds remain after the full payment of all Liabilities, to GUARANTOR. If the proceeds of any such sale or sales are insufficient to pay all Liabilities with interest, GUARANTOR agrees to pay the balance thereof on demand.

Section 3.2          Rights of LENDER in the Collateral.  LENDER shall have all rights in the collateral described in this Article as are set forth in the Uniform Commercial Code of the State of New Jersey and are as otherwise available at law and in equity.

Section 3.3           Security Agreement. This Guaranty shall constitute a security agreement under the Uniform Commercial Code of the State of New Jersey.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce LENDER to enter into the Loan Agreement and to perform its obligations thereunder, GUARANTOR makes the following representations and warranties to LENDER, each and all of which shall survive the execution and delivery of this Guaranty:

Section 4.1

(a)           GUARANTOR is a corporation of the State of Delaware with its principal place of business at 10 East 40th Street, Suite 3110, New York, New York, 10017.

(b)           GUARANTOR's correct legal name is "FIVE STAR PRODUCTS, INC.”

(c)           GUARANTOR uses no trade names.

(d)           GUARANTOR owns no patents, trade names or trade marks.

(e)           GUARANTOR operates as a holding company and business directly related thereto.

(f)           The stock of GUARANTOR is publicly traded.

(g)           (1)            BORROWER is GUARANTOR’s onlySubsidiary:

(2)           For purposes of the foregoing, a "Subsidiary" means any corporation more than a majority (by number of votes) of the common stock of which is at the time owned or controlled by GUARANTOR or a Subsidiary of GUARANTOR.

Section 4.2        GUARANTOR is in good standing under the laws of the State of Delaware, the state of its incorporation.

Section 4.3        GUARANTOR is qualified to do business and is in good standing in the State of New York and in each jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify would not have a Materially Adverse Effect with respect to GUARANTOR.

Section 4.4        GUARANTOR has full power and authority and has received all necessary corporate approvals (including Board of Director approval) to execute, deliver and perform this Guaranty and each of the other Loan Documents to which it is a party, and to perform and observe the terms and provisions hereof and thereof.

Section 4.5        This Guaranty is a legal, valid and binding agreement of GUARANTOR enforceable against GUARANTOR in accordance with its terms and each of the other Loan Documents to which it is a party is similarly valid, binding and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

Section 4.6        No consent or approval of any trustee or holder of any indebtedness or obligation of GUARANTOR is necessary in connection with the execution and delivery of this Guaranty or any of the other Loan Documents to which it is a party, or any transaction contemplated hereby, except as may have been obtained and certified copies of which have been delivered to LENDER.

Section 4.7        No consent, permission, authorization, order or license of any governmental authority is necessary in connection with the execution and delivery of this Guaranty or any of the other Loan Documents to which it is a party, or any transaction contemplated hereby, except as may have been obtained and certified copies of which have been delivered to LENDER.

Section 4.8        There is no provision of any indenture or agreement, written or oral, to which GUARANTOR is a party or under which GUARANTOR is obligated which would be contravened by the execution and delivery of this Guaranty or any of the other Loan Documents to which it is a party, or by the performance of any provision, condition, covenant or other term hereof or thereof.

Section 4.9        There is no statute, rule or regulation, or any judgment, decree or order of any court or agency binding on GUARANTOR which would be contravened by the execution and delivery of this Guaranty or any of the other Loan Documents to which it is a party, or by the performance of any provision, condition, covenant or other term hereof or thereof.

Section 4.10

(a)           GUARANTOR has timely filed all returns and information and other reports required of GUARANTOR under all Federal, State, local and foreign tax laws to which GUARANTOR is subject.

(b)           All such returns and reports are true, correct and complete in all material respects.

(c)           There are not now in effect any extensions of time in which to assess additional taxes.

(d)           GUARANTOR has paid or made adequate provision for the full payment of all fees, taxes, interest and penalties which have been incurred or are due and payable by GUARANTOR or which have been asserted or proposed to be asserted against GUARANTOR.

(e)           The liability for taxes shown on the most current financial statements of GUARANTOR submitted to LENDER is sufficient for the payment of all Federal, State, local and foreign taxes attributable or with respect to all periods, or portions thereof, prior to the date of such financial statements remaining unpaid as of such date and any interest thereon to such date.

(f)           GUARANTOR is not now being audited by any tax authority nor are there pending any unresolved issues arising from prior audits, except as set forth in the most current financial statements of BORROWER submitted to LENDER.

(g)           No present assessments are open against GUARANTOR by any taxing authority, nor is any penalty or deficiency by any such authority currently outstanding.

Section 4.11      No action or proceeding which, if adversely determined would likely have a Materially Adverse Effect, is now pending or, to the knowledge of GUARANTOR, is threatened against GUARANTOR at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators other than claims fully covered by insurance.

Section 4.12      All financial statements of GUARANTOR and all written information and other written data furnished by GUARANTOR to LENDER are complete and correct, and such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied and accurately and fairly represent the financial condition of GUARANTOR as of such date.  Since such date there has been no material change in GUARANTOR's financial condition sufficient to impair GUARANTOR's ability to repay the Liabilities in accordance with the terms thereof.  GUARANTOR has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

Section 4.13

(a)           No employee benefit plan established or maintained, or to which contributions have been made, by GUARANTOR which is subject to the Title I of the Employee Retirement Income Security Act of 1974, as amended and in effect on the date hereof ("ERISA"), had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the fiscal year of such plan ended most recently prior to the date hereof.  No material liability to the Pension Benefit Guaranty Corporation (other than premiums payable to it) has been or is expected by GUARANTOR to be incurred by GUARANTOR with respect to any such plan.  The execution and delivery of this Guaranty will not involve any prohibited transactions within the meaning of ERISA or Section 4975 of the Internal Revenue Code.  As used in this Section, the term "employee benefit plan" shall have the meaning assigned to such term in Section 3(2) of ERISA.

(b)           GUARANTOR will not permit the occurrence of any Termination Event under ERISA, or the occurrence of a termination or partial termination of a Defined Contribution Plan which would result in a liability to GUARANTOR or any Subsidiary in excess of $150,000.

(c)           GUARANTOR will not engage, or permit GUARANTOR or any Subsidiary to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Internal Revenue Code is imposed in excess of $150,000.

(d)           GUARANTOR will not engage or permit GUARANTOR or any Subsidiary to engage, in any breach of fiduciary duty under Part 4 of Title I of ERISA; or

(e)           GUARANTOR will not permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to GUARANTOR or any Subsidiary individually or together with all similar liabilities and increases, is material to GUARANTOR or any Subsidiary; or

(f)           GUARANTOR will not fail, or permit GUARANTOR or any Subsidiary to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof.

Section 4.14      GUARANTOR represents and warrants to LENDER that GUARANTOR's execution of this Guaranty is in furtherance of its corporate purposes and that LENDER’s extending the Revolving Loan to BORROWER will inure to GUARANTOR's economic benefit.

ARTICLE V

POSITIVE COVENANTS

Section 5.1        GUARANTOR covenants and agrees that until the full and final payment of the Liabilities, unless LENDER waives compliance in writing:

(a)           GUARANTOR will maintain, preserve and keep its properties and assets or cause the same to be maintained, preserved and kept in good repair, working order and condition excepting reasonable wear and tear; make or cause to be made all necessary and proper repairs, replacements and renewals thereto as shall from time to time be necessary; and make or cause to be made all necessary and proper substitutions, additions, modifications and improvements as may be necessary to preserve (1) the value of GUARANTOR's properties and assets, (2) their usefulness to GUARANTOR and (3) their fitness for their intended purposes, provided that nothing in this Section 5.1(a) shall prevent GUARANTOR from discontinuing the operation and maintenance of any of its properties and disposing of same if in the judgment of GUARANTOR such is desirable in the conduct of its business and such discontinuance and disposition do not in the aggregate have a Materially Adverse Effect with respect to GUARANTOR.

(b)           GUARANTOR will pay as they become due, all taxes (or will provide adequate reserves therefor), assessments, levies and other governmental charges, by whatever name called, that may at any time be lawfully assessed or levied against or with respect to GUARANTOR and its assets (including, but not by way of limitation, any tax, assessment or other governmental charge which, if not paid, will become a lien or charge upon any such assets and will also pay all utilities and other charges incurred in the operation, maintenance, use and upkeep of any such assets.

(c)           GUARANTOR agrees that in the event that the Collateral or any part thereof shall be impaired by LENDER or damaged or partially or totally destroyed (1) there shall be no abatement or reduction in the amounts payable hereunder and (2) GUARANTOR's obligations hereunder shall continue in full force and effect.

(d)           GUARANTOR will preserve and maintain GUARANTOR's corporate existence, maintain all of GUARANTOR's rights, privileges and franchises necessary or desirable in the normal conduct of GUARANTOR's business, conduct GUARANTOR's business in an orderly and regular manner, not dissolve or otherwise dispose of all or a substantial part of GUARANTOR's assets and not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into GUARANTOR except that (1) GUARANTOR may merge with and into BORROWER so long as BORROWER is the survivor and (2) GUARANTOR may merge into (with GUARANTOR as the surviving corporation) a corporation which, immediately prior to such merger, has no substantial assets other than shares of GUARANTOR’s  common stock or no substantial liabilities other than liabilities directly related to the purchase of said shares of GUARANTOR’s common stock or directly related to the said merger transaction (the “Merger”), with GUARANTOR in all the foregoing cases being a wholly-owned subsidiary of National Patent Development Corporation immediately after the effectiveness of the Merger.

(e)           At any time or from time to time when in the reasonable opinion of LENDER or its counsel it shall be necessary or desirable, GUARANTOR will execute, acknowledge and deliver or cause to be executed, acknowledged and delivered any supplement hereto or other document, instrument, agreement or other writing as may reasonably be required for carrying out the intention of or facilitating the performance of any term, covenant or condition of this Guaranty or the Loan Agreement. In the event GUARANTOR fails to abide by this Section or in the event that LENDER in its sole discretion believes time is of the essence, LENDER may execute all the above instruments on behalf of GUARANTOR.

(f)           (1)           GUARANTOR understands that the Loan Agreement requires BORROWER to provide LENDER with quarterly consolidated and annual consolidated and consolidating financial statements for BORROWER and GUARANTOR.

(2)           GUARANTOR acknowledges that obligations and agrees to be bound thereby to the same extent as if those obligations were set forth herein at length.

(g)           GUARANTOR will notify LENDER in writing within a reasonable time (which shall in no event exceed ten business days) of the commencement or threat of any litigation against GUARANTOR which, if determined adversely to GUARANTOR would result in GUARANTOR's dissolution or liquidation, prevent or materially impair GUARANTOR from conducting GUARANTOR's business substantially as now conducted, prevent or materially impair GUARANTOR from repaying the Liabilities or otherwise faithfully performing its obligations under this Guaranty or result in a Materially Adverse Effect with respect to GUARANTOR.  Without intending to limit the generality of the foregoing or constituting an admission of the applicability of the standard set forth in the preceding sentence, any litigation which seeks monetary damages (whether compensatory or punitive) from GUARANTOR in an aggregate amount in excess of $50,000.00 which is not covered by insurance shall be deemed to constitute litigation of a character which must be reported to LENDER.

(h)           GUARANTOR will at all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over GUARANTOR and GUARANTOR's business except to the extent such non-compliance would not have a Materially Adverse Effect with respect to GUARANTOR.

Section 5.2        LENDER shall have full access to, and the right, through its officers, agents, attorneys or accountants and at GUARANTOR's expense to: examine, check, inspect and make abstracts and copies from GUARANTOR's books, records, audits, correspondence, and all other papers; enter upon GUARANTOR's premises during business hours and from time to time, for the foregoing purpose.

Section 5.3       Nothing herein contained shall be construed to constitute LENDER as GUARANTOR's agent for any purpose whatsoever and LENDER shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. LENDER shall not, under any circumstances, or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom.  LENDER does not, by anything herein or in any assignment or otherwise, assume any obligations of GUARANTOR under any Account, contract or agreement assigned to LENDER, and LENDER shall not be responsible in any way for the performance by GUARANTOR of any of the terms and conditions thereof.

ARTICLE VI
SUITS, ACTIONS AND PROCEEDINGS,
NOTICE AND SERVICE OF PROCESS,
PLEADINGS AND OTHER PAPERS

Section 6.1        Consent to Service of Process.  GUARANTOR irrevocably (a) agrees that any suit, action or other legal proceeding arising out of this Guaranty may be brought in the courts of record of the State of New Jersey or the courts of the United States located in the State of New Jersey, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waives any objection which GUARANTOR may have to the laying of venue of any such suit, action or proceeding in any of such courts.

Section 6.2        Notices.

(a)           (1)           Any communication given hereunder shall be addressed to GUARANTOR at the address set forth in the preamble of this Guaranty.

(2)           Any communication given hereunder shall be addressed to LENDER in the manner set forth in the Loan Agreement.

(b)           All notices shall be sent by hand delivery, by certified mail, return receipt requested, postage prepaid or by a recognized overnight delivery service.

(c)           Notices sent by hand delivery shall be deemed received when delivered to the address and/or person set forth in subsection (a) above; notices sent by certified mail shall be deemed received when accepted; and notices sent by overnight delivery service shall be deemed received the next business day after entrustment of the notice to the overnight delivery service.

Section 6.3       Actions and Proceedings.  GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN AGREEMENT WITH BORROWER AND TO CONTINUE TO ADVANCE MONEY TO BORROWER THEREUNDER.

ARTICLE VII

MISCELLANEOUS

Section 7.1        No Remedy Exclusive; Effect of Waiver.  No remedy herein conferred upon or reserved to LENDER is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle LENDER to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice not specifically provided for herein. In the event any provision contained in this Guaranty should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the party to be charged.

Section 7.2        Lost Guaranty.  Upon receipt of an affidavit of an officer of LENDER as to the loss, theft, destruction or mutilation of this Guaranty, GUARANTOR will issue, in lieu hereof, a replacement guaranty in the same principal amount thereof and otherwise of like tenor. LENDER will indemnify GUARANTOR in the event that a replacement Guaranty is issued and this Guaranty was not in fact lost, stolen, destroyed or mutilated but was instead transferred by LENDER to a third party making claim hereunder.

Section 7.3        Anti-Usury.  All agreements between Guarantor and LENDER are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to LENDER for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Guaranty shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of Guarantor and LENDER in the execution, delivery and acceptance of this Guaranty to contract in strict compliance with the laws of the State of New Jersey from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever LENDER should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between Guarantor and LENDER.

Section 7.4        Inconsistencies.  In the event of an inconsistency between this Guaranty or any other documents affording LENDER rights and remedies, such inconsistency shall be resolved by an interpretation which expands the rights of LENDER rather than limits such rights.

Section 7.5        Definition of Reasonableness.  Any requirement in this Guaranty that LENDER shall act reasonably shall be broadly and liberally construed in favor of LENDER bearing in mind the need of LENDER to protect its security interests and to realize upon the Collateral.

Section 7.6        Severability.  The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

Section 7.7        Survival of Covenants.

(a)           The covenants (including GUARANTOR's guaranty to pay the Liabilities) made by GUARANTOR in this Guaranty shall survive until the later to occur of (1) that date which falls 180 days after LENDER receives notice from GUARANTOR that GUARANTOR terminates GUARANTOR's obligations under this Guaranty or (2) that date which falls 180 days after the termination of this Guaranty by operation of law.

(b)           Notwithstanding the provisions of subsection (a) above, GUARANTOR's obligation to pay the Liabilities which are in existence on the effective termination date of this Guaranty shall continue in full force and effect past such termination date and shall remain in full force until all those Liabilities are paid in full.

Section 7.8        Governing Law.  This Guaranty shall be construed in accordance with and governed by the laws of the State of New Jersey.

Section 7.9        Successors and Assigns.  This Guaranty shall be binding upon GUARANTOR and GUARANTOR's successors and assigns, and shall inure to the benefit of LENDER and its successors and assigns.

Section 7.10      Joint and Several Liability.  ALL OBLIGATIONS OF GUARANTOR ARE JOINT AND SEVERAL WITH THE OBLIGATIONS OF ANY OTHER GUARANTOR.

Section 7.11      Guaranty Referred to in Loan Agreement. This Guaranty is the "Guaranty" referred to in the Loan Agreement.

IN WITNESS WHEREOF, GUARANTOR has caused this Guaranty to be executed by its duly authorized corporate officers on date and year first above written.

WITNESS:	FIVE STAR PRODUCTS, INC.

/s/ IRA SOBOTKO	By:	/s/ JOHN BELKNAP
Ira Sobotko, Secretary		John Belknap, President